Exhibit 99.1

GD Culture Group Limited Announces Closing of $9.55 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules and Private Placement

NEW YORK, May 4, 2023, (GLOBE NEWSIRE)-- GD Culture Group Limited (“GDC” or the “Company”, formerly known as JM Global Holding Company, TMSR Holding Company Limited and Code Chain New Continent Limited), a holding company currently conducting business through Shanghai Highlight Media Co., Ltd. (“Highlight Media”) today announced the closing of its previously announced registered direct offering and concurrent private placement in an aggregate of (i) 310,168 shares of the Company’s common stock, par value $0.0001 per share, and pre-funded warrants to purchase up to 844,351 shares of the Company’s common stock at a purchase price of $8.269 per share with respect to the registered direct offering, and (ii) warrants to purchase up to 1,154,519 shares of the Company’s common stock at an exercise price of $8.27 per share with respect to the private placement.

The aggregate gross proceeds to the Company of both transactions were approximately $9.55 million.

Univest Securities, LLC acted as the sole placement agent.

The registered direct offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-254366) previously filed and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on March 26, 2021. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, by contacting Univest Securities, LLC at info@univest.us, or by calling +1 (212) 343-8888.

The offer and sale of the warrants in the private placement were made in a transaction not involving a public offering and were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the warrants and the underlying shares of common stock may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. The Company agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying base prospectus, can be obtained at the SEC’s website at www.sec.gov.

About GD Culture Group Limited.

GD Culture Group Limited (“GDC” or the “Company”, formerly known as JM Global Holding Company, TMSR Holding Company Limited and Code Chain New Continent Limited) is a holding company currently conducting business through Shanghai Highlight Media Co., Ltd. (“Highlight Media”). Highlight Media, founded in 2016, is an integrated marketing service agency, focusing on serving businesses in China in connection with brand management, image building, public relations, social media management and event planning. For more information, please visit the Company’s website at: visit http://en.ccnctech.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-917-609-0333 (U.S.)

Email: tina.xiao@ascent-ir.com